                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 Voxware, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------

     5) Total fee paid:

     -----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ----------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

     ----------------------------------------------------------------------

     3) Filing Party:

     ----------------------------------------------------------------------

     4) Date Filed:

     ----------------------------------------------------------------------

                                 VOXWARE, INC.
                             305 College Road East
                          Princeton, New Jersey 08540
                                 (609) 514-4100



December 18, 1997



Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 9:00 a.m., on Thursday, January 22, 1998, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey.

     This year, in addition to the election of five directors to the Company's Board of Directors, you are being asked to approve an amendment to the Company's certificate of incorporation to eliminate the provision for a classified Board of Directors. You are also being asked to amend the Company's 1994 Stock Option Plan to increase the number of shares which may be issued thereunder, to approve and adopt the 1998 Stock Option Plan for Outside Directors, and to approve a plan to pay non-employee directors of the Company an annual retainer in shares of the Company's common stock. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                    Very truly yours,

                                    /s/ Bathsheba J. Malsheen

                                    Bathsheba J.  Malsheen
                                    President and Chief Executive Officer

                                  VOXWARE, INC.

                        [LOGO OF VOXWARE APPEARS HERE]

                              305 College Road East
                           Princeton, New Jersey 08540

                    Notice of Annual Meeting of Stockholders
                                January 22, 1998

     The Annual Meeting of Stockholders of Voxware, Inc. (the "Company") will be held at the Hyatt Regency Princeton located at 102 Carnegie Center, Princeton, New Jersey on January 22, 1998 at 9:00 a.m. (Eastern Daylight Time) for the following purposes:

     1. To elect five Directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

     2. To approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") in order to increase the number of shares reserved for issuance thereunder by 850,000 shares of Common Stock to an aggregate of 3,200,000 shares;

     3. To approve and adopt the 1998 Stock Option Plan for Outside Directors (the "Outside Directors Plan"), which provides for the grant of options to purchase shares of the Company's Common Stock to non-employee directors of the Company;

     4. To approve and adopt a plan to pay non-employee directors of the Company an annual retainer in shares of the Company's Common Stock.

     5. To approve the amendment of the Company's Certificate of Incorporation to eliminate Article Twelfth thereof which provides for a "classified Board of Directors."

     6. To transact such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on December 17, 1997 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address specified above.

     Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.


                                       By Order of the Board of Directors

                                       Bathsheba J. Malsheen
                                       President and Chief Executive Officer


December 18, 1997
--------------------------------------------------------------------------------
IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED AND RETURNED PROMPTLY
--------------------------------------------------------------------------------

                                 VOXWARE, INC.

                                PROXY STATEMENT

                               December 18, 1997


                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is being furnished to the stockholders of Voxware, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on January 22, 1998 and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about December 18, 1997.

     Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

     The Annual Report to Stockholders for the fiscal year ended June 30, 1997, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.

VOTING AT THE ANNUAL MEETING; RECORD DATE

     Only holders of record of the Company's Common Stock at the close of business on December 17, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were approximately 12,813,586 shares of the Company's Common Stock outstanding and entitled to be voted at the Annual Meeting. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see " Security Ownership of Certain Beneficial Owners and Management."

QUORUM; REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Voting requirements for the matters to be presented at the Annual Meeting are described under such matters.

PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Voxware, Inc., 305 College Road East, Princeton, New Jersey 08540, Attention: Kenneth H. Traub, Secretary.


                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

General

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the five nominees named below as directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

     The Board of Directors currently has eight members, four of whom are nominees for re-election.

Information Regarding Nominees for Election as Directors

     The Board of Directors currently has eight members. The size of the Board of Directors will be reduced, effective at the Annual Meeting, to five directors. The following information with respect to the principal occupation or employment, other affiliations, and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

The names of the nominees, their ages at the Record Date, and proposed position on the Board of Directors are set forth below.

                                                      Proposed Position
             Name                        Age       on the Board of Directors
             ----                        ---       -------------------------
     Andrew I. Fillat(1)(2)...........   49        Chairman of the Board
     Bathsheba J. Malsheen, Ph.D.(3)..   46        Director
     J. Gerard Aguilar................   31        Director
     Richard M. Schell, Ph.D..........   47        Director
     David B. Levi(1)(2)..............   64        Director

     (1)   Member of the Compensation Committee.
     (2)   Member of the Audit Committee.
     (3) Ms. Malsheen was named President, Chief Executive Officer and Director of the Company effective October 13, 1997. She previously served as Chief Operating Officer of the Company since May 1997 and as Vice President of OEM Licensing since joining Voxware in October 1996 through April 1997.

     Andrew I. Fillat has served as a Director of the Company since December 1995. In 1989, Mr. Fillat joined Advent International Corporation ("Advent") where he currently serves as a Managing Director. Mr. Fillat is also a Director of Advanced Radio Telecom Corp., Interlink Computer Sciences, Inc. and Lightbridge, Inc. as well as several other private companies. Mr. Fillat holds an M.S. and a B.S. from M.I.T. and an M.B.A. from the Harvard Graduate School of Business Administration.

     Bathsheba J. Malsheen, Ph.D. was named President, Chief Executive Officer and Director of the Company effective October 13, 1997. She previously served as Chief Operating Officer of the Company since May 1997 and as Vice President of OEM Licensing since joining Voxware in October 1996 through April 1997. From April 1990 to October 1996, Dr. Malsheen held various executive positions with Centigram Communications Corporation, a voice messaging company, most recently as General Manager of their Technology Business Unit and was responsible for licensing of text-to-speech software products. Previously, she worked for Speech Plus, Inc. where she served as Director of Speech Technology from 1985 to 1990. Dr. Malsheen holds a Ph.D. and M.A. from Brown University and a B.A. from Hofstra University.

     J. Gerard Aguilar is a co-founder of Voxware and has served as Vice President, Research and Development since January 1994 and as a Director of the Company since its incorporation in August 1993. Mr. Aguilar served as the Company's President and Secretary from its incorporation through January 1994 and Treasurer from its incorporation through June 1996. Prior thereto, Mr. Aguilar had been independently developing certain of the Company's technologies since 1991. Mr. Aguilar holds an M.S.E.E. and a B.S.E.E. from the Florida Institute of Technology.

     Richard M. Schell, Ph.D. has served as a Director of the Company since August 1995. Since March 1996, Dr. Schell has served as Senior Vice President of Product Development and from October 1994 to February 1996 as Vice President of Engineering of Netscape. Dr. Schell currently leads client, server, tool and commercial applications development for Netscape. From January 1993 to October 1994, Dr. Schell was a senior executive of Symantec, most recently serving as Vice President and General Manager of the Central Point Division (formerly Central Point Software, Inc.). From March 1989 to December 1992, Dr. Schell served as Vice President in charge of Languages and dBase of Borland International, Inc. Prior thereto, he held various management positions at Sun Microsystems, Inc. and Intel Corporation. Dr. Schell holds a Ph.D., M.S. and B.A. from the University of Illinois.

     The following is a new nominee for the Company's Board of Directors:

David B. Levi, age 64; Mr. Levi served as President of Natural MicroSystems Corporation, a provider of hardware and software for developers of high-value telecommunications solutions from June 1991 to April 1995. In November 1995 Mr. Levi became President of Voice Processing Corp ("VPC"). VPC merged with Voice Control Systems, Inc. ("VCS"), a leading supplier of telecommunications based speech recognition systems, in November 1996 and Mr. Levi served as Chief Operating Officer of VCS until his retirement in October 1997. Prior to 1991, Mr. Levi held Chief Executive Officer and Chief Operating Officer positions at Raytheon Data Systems (a division of Raytheon Corp.), Centronics Data Computer Corp., and Raster Technologies Inc. and consulted to Regional Bell Operating Companies. Mr. Levi currently serves on the Board of Directors of PictureTel, Inc., AmPro, Inc. and Lanyon Limited. Mr. Levi holds an A.B. from Harvard College and an M.B.A. from the Harvard Graduate School of Business Administration.

Vote Required

     The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

     THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE FIVE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THEIR ELECTION.

BOARD MEETINGS AND COMMITTEES

     During fiscal 1997, the Board of Directors held seven meetings (including regularly scheduled and special meetings), and, except for Dr. Malsheen, who was named to the Board of Directors in connection with her being named President and Chief Executive Officer on October 13, 1997, and David J. Roux, who attended five of the seven meetings, no incumbent directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees, if any, of which he was a member. Certain matters approved by the Board of Directors were approved by unanimous written consent during the fiscal year.

     The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Mr. Fillat, who is a member of the Audit Committee and Compensation Committee, is the only nominee currently serving on either of the two standing committees. In addition to Mr. Fillat, the Audit Committee currently includes William J. Geary, and the Compensation Committee includes Messrs. Geary and Roux. The Nominating Committee consists of Messrs, Fillat and Geary and Ms. Malsheen. Mr. Levi is a nominee for the Audit Committee and the Compensation Committee.

     Audit Committee. The Audit Committee, which met one time during fiscal 1997, makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, provides to the Board the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, nominates independent auditors, and provides such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     Compensation Committee. The Compensation Committee, which met one time during fiscal 1997, reviews the Company's executive compensation policy, administers the Company's stock purchase and stock option plans, and makes recommendations to the Board of Directors regarding such matters. Certain matters were approved by the Compensation Committee by unanimous written consent.

     Nominating Committee. The Nominating Committee of the Board of Directors was formed in October 1997 for the purpose of interviewing and screening candidates for nomination at the Annual Meeting to serve on the Company's Board of Directors and to recommend such nominations to the Board. The Nominating Committee held no formal meetings during fiscal 1997 but its members instead interviewed candidates on an individual basis and reported to the entire Board. It is not anticipated that the Nominating Committee will continue as a standing committee of the Board after the Annual Meeting.

     Director Compensation. Directors who are not officers or employees of the Company to date have received no compensation for attendance at meetings of the Board of Directors or committee meetings, except as discussed below. All directors are reimbursed for expenses incurred in attending any Board of Directors and committee meetings. Commencing on the date of the Annual Meeting, the Company will pay to each non-employee director attending (either in person or via conference telephone call) any regular or special meeting of the Board of Directors of the Company, a cash fee of $1,000 and to each non-employee director attending (either in person or via conference telephone call) any regular or special meeting of any Committee of the Board of Directors of the Company of which such director is a member, a cash fee of $500; provided, that no such fee shall be payable with respect to any Committee meeting if such meeting takes place on the same day as a regular or special meeting of the Board of Directors. Directors who are officers of the Company are not compensated for their Board of Directors or committee activities. See Proposal No. 3 for the proposal of the 1998 Stock Option Plan for Outside Directors (the "Outside Directors Plan"), which provides for the grant of options to purchase shares of the Company's Common Stock to non-employee directors of the Company and Proposal No. 4 for a description of the Company's plan to pay non-employee directors an annual retainer in shares of the Company's Common Stock

(including non-employee directors who served on the Board of Directors from the date of the Company's initial public offering through the Annual Meeting, whether or not standing for re-election).

                             EXECUTIVE COMPENSATION

     The following table provides information concerning compensation paid to or earned by the Chief Executive Officer of the Company for the years ended June 30, 1997, 1996 and 1995 and the next four most highly compensated Executive Officers of the Company for such periods (the "Named Executive Officers").

                           Summary Compensation Table

                                                                                           Long Term
                                                  Annual Compensation                     Compensation
                                  -----------------------------------------------------   ------------
                                                                                           Securities
                                                                          Other Annual     Underlying      All Other
Name and Principal Position       Period     Base Salary      Bonus     Compensation(3)     Options      Compensation(4)
---------------------------       ------     -----------     -------    ---------------    ----------    ---------------
Michael Goldstein(1)............   1997      $ 144,102       $   --        $      --             --         $   3,619
  President and Chief Executive    1996      $ 117,500       $30,000       $      --             --         $   3,567
  Officer                          1995      $ 101,458       $   --        $      --          20,000        $   3,317

Bathsheba J. Malsheen, Ph.D.(2).   1997      $  86,417       $16,000       $      --         160,000        $  24,928
  Chief Operating Officer          1996      $     --        $   --        $      --             --         $     --
                                   1995      $     --        $   --        $      --             --         $     --

Kenneth H. Traub................   1997      $ 117,462       $25,000       $      --             --         $   1,342
  Executive Vice President,        1996      $ 100,000       $25,000       $      --             --         $     250
  Chief Financial Officer          1995      $  41,667       $   --        $   17,015         75,000        $     --
   and Secretary

J. Gerard Aguilar...............   1997      $  94,925       $30,000       $      --             --         $     --
  Vice President, Research         1996      $  70,000       $20,000       $      --             --         $     --
   and Development                 1995      $  60,833       $15,000       $      --             --         $     --

Nicholas Narlis.................   1997      $ 106,667       $20,000       $      --          35,000        $     850
   Vice President, Chief           1996      $  29,167       $   --        $      --          25,000        $     --
   Accounting Officer and          1995      $     --        $   --        $      --             --         $     --
   Treasurer

Steven J. Ott...................   1997      $ 170,224       $   --        $      --             --         $     --
    Vice President, Sales          1996      $ 136,476       $   --        $   13,766            --         $     --
                                   1995      $  65,000       $   --        $      --         200,000        $     --

-----------
(1)  Mr. Goldstein resigned from the Company effective October 13, 1997.
(2) Ms. Malsheen was named President, Chief Executive Officer and Director of the Company effective October 13, 1997. During fiscal 1997, she served as Chief Operating Officer of the Company since May 1997 and as Vice President of OEM Licensing since joining Voxware in October 1996 through April 1997.
(3)  Other Annual Compensation consists solely of relocation payments.
(4) All Other Compensation for Mr. Goldstein consists of life and disability insurance premiums, of which the Company is not the beneficiary, totaling $3,317, $3,567 and $3,619 paid on behalf of Mr. Goldstein in 1995, 1996, and 1997, respectively. All Other Compensation for Ms. Malsheen consists of $24,928 in residential and vehicle lease payments made by the Company on her behalf in 1997. All Other Compensation for Mr. Traub consists of life insurance premiums, of which the Company is not the beneficiary, totaling $250 and $634 paid on behalf of Mr. Traub in 1996 and 1997, respectively, and $708 in Company contributions to Mr. Traub's account under the Company's 401(k) Plan in 1997. All Other Compensation for Mr. Narlis consists of $850 in Company contributions to Mr. Narlis's account under the Company's 401(k) Plan in 1997.

     The following table summarizes stock options granted during fiscal 1997 to the Named Executive Officers.


                                          Option Grants in Last Fiscal Year


                                                                  Individual Grants
                             --------------------------------------------------------------------------------------------
                                                                                           Potential Realized Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                          Price Appreciation for Option
                                                                                                    Term (3)
                                                                                         --------------------------------


                              Number of
                              Securities   Percentage
                              Underlying   of Total
                               Options     Options
Name                         Granted (1)   Granted (2) Exercise Price   Expiration Date       5%              10%
----                         -----------   ----------- --------------   ---------------       --              ---
Michael Goldstein...........      --           --             --               --               --              --

Bathsheba J. Malsheen, Ph.D.    60,000        4.8%          $7.88           10/30/06       $ 297,341       $ 753,521
                               100,000        7.9%          $4.13            4/29/07       $ 259,733       $ 658,216
Kenneth H. Traub............      --           --             --               --               --              --
J. Gerard Aguilar...........      --           --             --               --               --              --
Nicholas Narlis.............    35,000        2.8%          $4.13            4/29/07       $ 90,907        $ 230,375
Steven J. Ott...............      --           --             --               --               --              --

-----------
(1) These options are exercisable at 25% per year over four years, commencing on the first anniversary of the date of grant, and vesting thereafter at 6.25% per quarter.
(2) Based on an aggregate of 1,261,150 options granted to employees in fiscal 1997, including options granted to the Named Executive Officers.
(3) Represents the hypothetical gains or "option spreads" that would exist for the options at the end of their ten year term. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term and are calculated based on the exercise price per share on the date of grant. Such 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.


     The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on June 30, 1997.

                                   Fiscal Year-End Option Values

                                 Number of Securities           Value of Unexercised
                                Underlying Unexercised     In-the-Money Options at Fiscal
                                     Options (#)                  Year-End ($) (1)
                             ----------------------------- --------------------------------
Name                         Exercisable    Unexercisable  Exercisable     Unexercisable
----                         -----------    -------------  -----------     -------------
Michael Goldstein...........     332,500          --        $ 1,007,500        $    --
Kenneth H. Traub............      60,937        14,063      $   213,280        $ 49,220
Bathsheba J. Malsheen, Ph.D.       --          160,000              --         $ 87,000
J. Gerard Aguilar...........       --             --        $       --          $   --
Nicholas Narlis.............       7,812        52,188      $    20,311        $ 75,136
Steven J. Ott...............     145,312        54,688      $   581,248        $218,752

(1) Based on the difference between $5.00, which was the closing price per share on June 30, 1997, and the exercise price of the option.


EMPLOYMENT AGREEMENTS

     Bathsheba J. Malsheen, Ph.D., President and Chief Executive Officer of the Company, has agreed to enter into a three-year employment agreement with the Company. Pursuant to the agreement, Dr. Malsheen currently receives an annual base salary of $165,000.

     Kenneth H. Traub, Executive Vice President, Chief Financial Officer and Secretary of the Company, has a three-year employment agreement with the Company which commenced in February 1995. Mr. Traub currently receives an annual base salary of $155,000.

     J. Gerard Aguilar, Vice President, Research and Development of the Company, has a five-year employment agreement with the Company which commenced in February 1994. Mr. Aguilar currently receives an annual base salary of $130,000.

     Nicholas Narlis, Vice President, Chief Accounting Officer and Treasurer of the Company, has agreed to enter into a three-year employment agreement with the Company. Pursuant to the agreement, Mr. Narlis currently receives an annual base salary of $135,000.

     Steven J. Ott, Vice President, Sales of the Company, has a four-year employment agreement with the Company which commenced in August 1994. Mr. Ott currently receives an annual base salary of $80,000 and commissions on sales on terms negotiated between the Company and Mr. Ott.

     All of the foregoing employment agreements are automatically renewable for successive one-year terms unless terminated by either party.

     Under the employment agreements for each of Dr. Malsheen and Messrs. Traub, Aguilar, Narlis and Ott, if any of them, respectively, is dismissed for any reason other than Cause (as defined in their respective employment agreements), death or disability, or in the case of Mr. Traub if the employment agreement is not extended at the end of the Term (as defined in his employment agreement), he or she shall be entitled to receive an amount equal to nine months salary at his or her then current rate, in the case of Messrs. Narlis and Ott six months salary at his then current rate, and in the case of Mr. Aguilar, his salary at his then current rate for the shorter of (i) nine months or (ii) the remainder of his then current Term.

     All of the employment agreements grant to the Company the rights to any information created, discovered or developed by the executive which is related to or useful in the business of the Company. The employment agreements prohibit the executive from disclosing the Company's proprietary information and contains certain covenants by the executive not to compete with the Company.

     In connection with the aforementioned October 13, 1997 resignation of Michael Goldstein, former President and Chief Executive Officer of the Company, Mr. Goldstein is currently receiving $137,500 payable ratably over ten months through August 13, 1998, subject to offset in certain circumstances. Mr. Goldstein had a three-year employment agreement with the Company which commenced in January 1994. At the time of his aforementioned resignation, Mr. Goldstein was receiving an annual base salary of $165,000 and was entitled to bonuses for each fiscal year based upon achievement of certain financial and other benchmarks which the Company and Mr. Goldstein established each fiscal year. At the time he began his employment with the Company, Mr. Goldstein purchased 62,500 shares of Common Stock from the Company and 187,500 shares of Common Stock from a stockholder of the Company for an aggregate purchase price of $6,000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership on a Form 3 and changes in ownership on a Form 4 or a Form 5 with the SEC and The Nasdaq Stock Market, Inc. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during fiscal 1997, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of November 30, 1997, by (i) each person or group who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors and (iii) all executive officers and directors as a group. Unless indicated otherwise, the address of each of these persons is c/o Voxware, Inc. 305 College Road East, Princeton, New Jersey 08540.



                                                         Number of Shares       Percentage of Shares
          Name and Address of Beneficial Owner       Beneficially Owned (1)(2)   Beneficially Owned
          ------------------------------------       -----------------------------------------------
     J. Gerard Aguilar.............................         1,502,500                11.7%
     Advent International Group (3)................         1,000,000                 7.8%
              101 Federal Street
              Boston, MA  02110
     Kenneth H. Traub (4)..........................           465,312                 3.6%
     Jordan S. Davis and Maria T. Davis  JTWROS....           284,000                 2.2%
     Steven J. Ott (5).............................           167,188                 1.3%
     Richard M. Schell, Ph.D.......................            30,000                  *
     Bathsheba J. Malsheen, Ph.D. (6)..............            15,000                  *
     Nicholas Narlis (7)...........................            14,938                  *
     William J. Geary..............................            10,632                  *
     Andrew I. Fillat (8)..........................             3,928                  *
     David J. Roux (9).............................             1,875                  *
     All Directors and Executive  Officers and their
          respective   affiliates  as  a  group  (10
          persons)..................................        3,491,445                27.2%

---------

 *    Less than 1% of outstanding shares of Common Stock.
  (1) Number of shares beneficially owned is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted.
  (2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
  (3) Includes the ownership by the following venture capital funds managed by Advent International Corporation: 2,500 shares owned by Advent International Investors II Limited Partnership, 250,000 shares owned by Adtel Limited Partnership, 400,000 shares owned by Advent Crown Fund C.V., 175,000 shares owned by Adwest Limited Partnership, 13,512 shares owned by Advent Israel (Bermuda) Limited Partnership, 111,487 shares owned by Advent Israel Limited Partnership and 47,500 shares owned by Advent Partners Limited Partnership. In its capacity as manager of these funds, Advent International Corporation exercises sole voting and investment power with respect to all shares held by these funds. Advent International Corporation exercises its voting and investment power through a group of three persons, Douglas R. Brown, President and Chief Executive Officer, Dennis R. Costello, Senior Vice President responsible for managing North American Investment Activities and Janet L. Hennessey, Vice President responsible for monitoring public securities, none of whom may act independently and a majority of whom must act in concert to exercise voting or investment power over the beneficial holdings of such entity. Therefore, no individual in this group is deemed to share voting or investment power.
  (4) Includes 70,312 shares of Common Stock issuable upon the exercise of stock options.
  (5) Includes 78,188 shares of Common Stock issuable upon the exercise of stock options.
  (6) Includes 15,000 shares of Common Stock issuable upon the exercise of stock options.
  (7) Includes 10,938 shares of Common Stock issuable upon the exercise of stock options.
  (8) Includes 3,928 shares which are indirectly owned as a limited partner of Advent Partners Limited Partnership. Mr. Fillat is a Senior Vice President of Advent International Corporation, the venture capital firm which is the manager of the funds affiliated with the Advent International Group. Mr. Fillat disclaims beneficial ownership of the remaining shares held by the Advent International Group.
  (9) Includes 1,875 shares of Common Stock issuable upon the exercise of stock options.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee is currently composed of Messrs. Andrew
I. Fillat, William J. Geary and David J. Roux. The nominee members of the Compensation Committee include Messrs. Fillat and David B. Levi. In December 1995, the Company sold 2,000,000 shares of Series A Preferred Stock, which shares of Series A Preferred Stock converted to 1,000,000 shares of the Company's Common Stock upon consummation of the Company's initial public offering in October 1996, to certain entities managed by Advent International Corporation ("Advent"), and 2,000,000 shares of Series A Preferred Stock, which shares of Series A Preferred Stock also converted to 1,000,000 shares of the Company's Common Stock upon consummation of the Company's initial public offering in October 1996, to certain entities managed by North Bridge Venture Management, L.P. ("North Bridge") for a purchase price of $1.00 per share. As of November 30, 1997, Advent owns 1,000,000 shares of the Company's Common Stock and North Bridge owns no shares of the Company's Common Stock. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member or nominee of the Compensation Committee is or was formerly an officer or an employee of the Company.


                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on compensation matters generally, determines the compensation of the Chief Executive Officer and the President, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel, and approves the grants of bonuses to officers and key personnel. The Compensation Committee also is responsible for the administration of the Company's 1994 Stock Option Plan.

     General Compensation Policy For Executive Officers. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon each executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry, (ii) cash bonuses which reflect the achievement of performance objectives and goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     Factors. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation for fiscal 1997 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors with respect to executive compensation for future years.

     . Base Salary. The base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. The Compensation Committee utilized certain specific compensation information available for similar positions at competitor companies for comparative compensation purposes in determining base salaries for fiscal 1997.

     . Bonus. The incentive compensation of executive officers is closely related to Company performance. A portion of the cash compensation of executive officers consists of contingent compensation. Bonus awards are based on, among other things, performance objectives and goals that are tailored to the responsibilities and functions of key executives. The Committee considered the successful completion of the Company's initial public offering in October 1996 ("IPO") in granting bonuses to certain executive officers during fiscal 1997.

     . Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

         The number of shares subject to each option grant is set at a level intended to create meaningful opportunity for appreciation based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Options to acquire an aggregate of 195,000 shares were granted to executive officers in fiscal 1997.

         Through the Company's Employee Stock Purchase Plan, the Company offers additional opportunities for equity ownership to executive officers.

CEO Compensation. In determining the compensation payable to the Company's Chief Executive Officer, the Compensation Committee considered the CEO's performance in fiscal 1997, the Company's performance in fiscal 1997 and the successful completion of the Company's initial public offering in October 1996 ("IPO"). As noted previously, Mr. Goldstein resigned from the Company effective October 13, 1997.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through June 30, 1997, this provision has not affected the Company's tax deductions, but the Committee will continue to monitor the potential impact of Section 162(m) on the Company's ability to deduct executive compensation.

Summary. The Compensation Committee believes that its compensation philosophy of paying its executive officers well by means of competitive base salaries and cash bonus and long-term incentives, as described in this report, serves the interests of the Company and the Company's stockholders.


                                                      THE COMPENSATION COMMITTEE

                                                              Andrew I.  Fillat
                                                              William J. Geary
                                                              David J. Roux


                                PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the NASDAQ National Market - U.S. Index, and (ii) the Hambrecht & Quist Technology Index, assuming an investment in each of $100 on October 31, 1996. The graph commences on the date the Company's Common Stock became publicly traded.

                     10/31/96   11/30/96  12/31/96   1/31/97    2/28/97   3/31/97    4/30/97   5/31/97    6/30/97
                     --------   --------  --------   -------    -------   -------    -------   -------    -------
Voxware, Inc.           100       103        100        48         63        55         61        59         67
Nasdaq U.S.             100       106        106       114        107       100        103       115        119
H&Q Technology          100       112        109       121        111       104        108       124        125

               PROPOSAL No. 2--AMENDMENT TO 1994 STOCK OPTION PLAN

     General

     The Voxware, Inc. 1994 Stock Option Plan (the "1994 Plan") currently provides that the total number of shares of Common Stock that may be issued pursuant to options granted thereunder shall not exceed 2,350,000 (subject to adjustment upon certain changes in capitalization of the Company). The Company is proposing that the 1994 Plan be amended to increase the number of shares of Common Stock that may be issued pursuant to options granted under the 1994 Plan by 850,000 shares of Common Stock to an aggregate of 3,200,000 shares. The full text of the 1994 Plan as proposed to be amended is included as Appendix A, beginning on page A-1. As of November 30, 1997, there were 382,493 shares remaining available for issuance under the 1994 Plan. The Company believes that the proposed increase in shares reserved under the 1994 Plan will be sufficient to meet the Company's needs for granting stock options to new and existing employees for between one and two years from the date of this Proxy Statement. The Board has authorized the amendment of the 1994 Plan to increase the number of shares available for issuance thereunder, but the amendment will be effective only if Proposal No. 2 is approved by the stockholders of the Company. See "1994 Plan" below for a description of the material features of the 1994 Plan, the classes of persons eligible to participate therein, the approximate number of persons in each such class and the basis of such participation. Under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholder approval of this amendment is necessary for stock options issuable under the 1994 Plan to qualify as incentive stock options. Stockholder approval is also required to qualify compensation received under the 1994 Plan as "performance-based compensation" for purposes of Section 162(m) of the Code. Stockholder approval of the amendment is also required under the terms of the 1994 Plan.

     1994 Plan

     On January 3, 1994, the Board of Directors of the Company adopted, and the stockholders of the Company approved, the 1994 Plan. The 1994 Plan permits the granting of options to purchase an aggregate of 2,350,000 shares of the Company's Common Stock to key employees of, and consultants to, the Company as well as to directors of the Company whether or not employees. Options granted under the 1994 Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs").

     The 1994 Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors. Subject to the provisions of the 1994 Plan, the Board or the Committee has the authority to determine the individuals to whom stock options will be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to the exercise of the option, the terms for the payment of the option price and other terms and conditions. In fiscal 1997, the Board of Directors and the Committee granted to the Chief Executive Officer of the Company the authority to make grants of options under the 1994 Plan to employees of the Company below the director level in such amounts and on such terms (consistent with the 1994 Plan) which he or she, in consultation with management of the Company, deems appropriate; provided, that, in each case, the grant is within the budget and other guidelines previously provided to and approved by the Board.

     In accordance with the 1994 Plan, payment for shares acquired upon exercise of an option may be made in cash, and/or such other form of payment as may be permitted under the option agreement, including without limitation, previously owned shares of Common Stock.

     The exercise price for shares covered by an ISO may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of a grant to an employee who owns 10% or more of the outstanding stock of the Company or any subsidiary (a "10% Stockholder")). The exercise price for shares covered by a non-ISO may not be less than the par value of the Common Stock at the date of grant. Unless otherwise approved by the Committee, an option may not be exercised during the first six months after the date of its grant. All options must expire no later than ten years (five years in the case of an ISO granted to a 10% Stockholder) from the date of grant. In general, no option may be exercised more than three months after the termination of the optionee's service with the Company and any of its subsidiaries. However, the three month period is extended to one year if the optionee's service is terminated by reason of disability or death. No individual may be granted ISOs that become exercisable for the first time in any calendar year for Common Stock having a fair market value at the time of grant in excess of $100,000.

     Options may not be transferred during the lifetime of an optionee. Subject to certain limitations set forth in the 1994 Plan and applicable law, the Board of Directors may amend or terminate the Plan. By its own terms, the Plan will terminate on January 2, 2004.

     At November 30, 1997, 873,975 shares were vested and issuable upon exercise of outstanding options granted under the 1994 Plan and 359,953 shares had been purchased upon exercises of options granted thereunder. In May 1997, the Company filed a registration statement on Form S-8 under the Securities Act to register the 2,350,000 shares of the Company's Common Stock that may be issued pursuant to options granted under the 1994 Option Plan. If Proposal No. 2 is approved at the Annual Meeting, the Company intends to file, as soon as practicable after the Annual Meeting, a registration statement covering the additional 850,000 shares of Common Stock that would be issuable under the 1994 Plan.

     The proposed amendment to the 1994 Plan will not affect the manner in which the number of options to be received by or allocated to participants in the 1994 Plan are determined nor would the proposed amendment, if it had been effective during fiscal 1997, have affected the determination of such amounts in fiscal 1997. The Company is unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the Company's executive officers, (ii) the Company's current executive officers, as a group, (iii) the Company's current directors who are not executive officers, as a group, or (iv) the Company's employees who are not executive officers, as a group, as a result of the proposed amendment because options are granted on a discretionary basis.

     Federal Income Tax Information With Respect To The 1994 Plan

     The grantee of a non-ISO recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-ISO, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a non-ISO.

     The grantee of an ISO recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an ISO. If no disposition of shares acquired upon exercise of the ISO is made by the option holder within two years from the date of the grant of the ISO and within one year after exercise of the ISO, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the ISO is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an ISO will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

     In connection with the sale of the shares covered by ISOs, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an ISO within two years of the date of the granting of the ISO or one year after the exercise of the ISO), subject to certain limitations on the deductibility of compensation paid to executives.

Vote Required

     The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2--AMENDMENT TO 1994 STOCK OPTION PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


               PROPOSAL NO. 3--ADOPTION OF 1998 STOCK OPTION PLAN
                             FOR OUTSIDE DIRECTORS.

     On October 15, 1997, the Board of Directors unanimously adopted, subject to stockholder approval, the 1998 Stock Option Plan for Outside Directors (the "Outside Directors Plan"), to allow the grant of stock options to new and existing non-employee directors of the Company. The Board of Directors believes that the continued growth and success of the Company will depend, in large part, upon the ability of the Company to attract to its Board of Directors knowledgeable persons who, through their efforts and expertise can make a significant contribution to the success of the Company's business and to provide incentive for such directors to work for the best interests of the Company and its stockholders through ownership of its Common Stock. In assessing the recommendation of the Board, stockholders should consider that all current directors who are nominated for re-election at the Meeting, other than Dr. Malsheen and Mr. Aguilar, will benefit from the adoption of the Outside Directors Plan and thus may be viewed to have a conflict of interest. The full text of the Outside Directors Plan is set forth in Appendix B, beginning on page B-1, and the following summary is qualified in its entirety by reference thereto.

Description of the Outside Directors Plan

     Pursuant to the Outside Directors Plan, each director of the Company who
(i) is neither an officer, employee or consultant of the Company or any of its subsidiaries (other than the Chairman of the Board of Directors of the Company, if any, who shall be eligible if he is not otherwise an officer, employee or consultant of the Company) and (ii) is not affiliated with any person referred to in (i) above ("outside directors"), shall receive (A) an option to purchase 30,000 shares of the Company's Common Stock (the "Initial Option") on the date of his or her initial election or appointment to the Board of Directors (the "Initial Grant Date"); provided that, all outside directors elected at the 1998 Annual Meeting of Stockholders of the Company shall receive the Initial Option on the date of such Meeting whether or not such persons served on the Board of Directors prior to such Meeting, and (B) in addition, on the date of his or her re-election to the Board of Directors by the stockholders of the Company (the "Additional Grant Date"), if he or she is still an outside director on such date and has been an outside director for at least six months and has attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he or she was a director in the just completed calendar year, an option to purchase 10,000 shares of Common Stock (the "Additional Option" and, together with the Initial Option, the "Options").

     The Option exercise price per share of Common Stock for each Initial Option and each Additional Option shall be the Fair Market Value (as defined in the Outside Directors Plan) of the Common Stock covered by such Option on the Initial Grant Date or the Additional Grant Date, as the case may be. Except as set forth below, the term of an Option granted under the Outside Directors Plan shall be a period of ten years from the applicable Grant Date. Options granted under the Outside Directors Plan shall not be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Except in the event of a "Change in Control of the Corporation" described below, each Option granted under the Outside Directors Plan may be exercisable as to one-twelfth of the shares issuable under such Option on the last day of each of the next 12 three-month periods following the applicable Grant Date of such Option. If any event constituting a "Change in Control of the Corporation" shall occur, all Options granted under the Outside Directors Plan, which are outstanding at the time a Change of Control of the Company shall occur, shall immediately become exercisable. A "Change in Control of the Corporation" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
(ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     In the event that the holder of an Option granted pursuant to the Outside Directors Plan shall cease to be a director of the Company for any reason, such holder may exercise any portion of such Option that is exercisable by him or her at the time he or she ceases to be a director of the Company, but only to the extent such Option is exercisable as of such date, within six months after the date he or she ceases to be a director of the Company. In the event that a holder of an Option granted pursuant to the Outside Directors Plan shall die, his or her beneficiary may exercise any portion of such Option that was exercisable by the deceased Optionee at the time of his or her death, but only to the extent such Option is exercisable as of such date, within twelve months after the date of his or her death.

     The Outside Directors Plan will be administered by the Board or a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board (or, if there is only one director, the Committee shall consist of the sole director). However, the Outside Directors Plan prescribes the individuals who would be awarded Options, the number of shares subject to the Options, and the terms and conditions of each award. The Board of Directors may at any time terminate the Outside Directors Plan and may from time to time alter or amend the Outside Directors Plan or any part thereof, provided that the rights of a director with respect to an Option granted prior to such termination, alteration or amendment may not be impaired.

Federal Income Tax Consequences

     Set forth below is a summary of the salient federal income tax consequences associated with options granted under the 1998 Stock Option Plan for Outside Directors.

     An optionee will not realize taxable income upon the grant of an option. In general, the holder of a nonqualified stock option (i.e., an option which is not an incentive stock option under Section 422 of the Code) will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction. (If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made.) Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time ordinary income is realized.

     In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. If the option being exercised is a nonqualified option, the optionee will realize ordinary income equal to the amount by which the fair market value of the Common Stock received exceeds the exercise price (as if the exercise price were paid in cash).

Vote Required

     The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3--ADOPTION OF 1998 OUTSIDE DIRECTORS STOCK OPTION PLAN" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


              PROPOSAL NO. 4--APPROVAL OF PLAN TO PAY NON-EMPLOYEE
             DIRECTORS AN ANNUAL RETAINER IN SHARES OF COMMON STOCK


     The Board of Directors has approved unanimously, subject to stockholder approval, a plan pursuant to which the Company will pay, (i) on and as of the last day of the month in which the annual meeting of stockholders is held in each calendar year commencing 1998, to each non-employee director of the Company elected at such meeting, an annual retainer equal to a number of shares of Common Stock with a fair market value on such date (determined in a manner consistent with the provisions of the Company's 1994 Stock Option Plan) of $10,000, (ii) on and as of the last day of the month in which the 1998 Annual Meeting of Stockholders is held (the "1998 Issue Date"), to each person who served as a non-employee director of the Company from the time of the Company's initial public offering through the date of the 1998 Annual Meeting of Stockholders, a retainer equal to the number of shares of Common Stock with a fair market value (determined in a manner consistent with the provisions of the Company's 1994 Stock Option Plan) of $10,000, based on the higher of (A) the fair market value per share of Common Stock on September 19, 1997 (the date the Board approved the plan) and (B) the fair market value per share of Common Stock on the 1998 Issue Date, and (iii) on and as of the last day of the month in which any newly appointed non-employee director is appointed after the annual meeting of stockholders in any year (provided that such director is appointed to serve for a period of at least six months prior to the next annual meeting of stockholders), to such newly appointed director, a retainer equal to a number of shares of Common Stock with a fair market value on such date (determined in a manner consistent with the provisions of the Company's 1994 Stock Option Plan) of $10,000.

     The Board of Directors believes that approval of this arrangement will serve the best interests of the Company and the Stockholders by providing the Company with needed flexibility to attract and retain individuals who are capable of making significant contributions to the Company as outside directors. In addition, the Board believes that the ownership of shares of Common Stock by non-employee directors will provide incentive for such directors to work for the best interests of the Company and its stockholders.

     If Proposal No. 4 is adopted each of Messrs. William J. Geary, Jordan S. Davis, Andrew I. Fillat, David J. Roux and Richard M. Schell, who served as non-employee directors of the Company from at least the time of the Company's initial public offering through the date of the 1998 Annual Meeting, will receive shares of Common Stock in accordance with subpart (ii) above. In addition, each of Messrs. Fillat, Levi and Schell, if elected in accordance with Proposal 1 described herein, shall receive shares of Common Stock in accordance with subpart (i) above.

Federal Income Tax Consequences

     A recipient of Common Stock will realize taxable ordinary income in the year the Common Stock is issued, which will be in an amount equal to their fair market value on the date of issuance. The Company will be entitled to a deduction in such year in the same amount and any gain or loss realized by the recipient upon subsequent disposition of the Common Stock will be capital gain or loss.

Vote Required

     The affirmative vote of holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote, present or represented at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 4--APPROVAL OF PLAN TO PAY NON-EMPLOYEE DIRECTORS AN ANNUAL RETAINER IN SHARES OF COMMON STOCK" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


          PROPOSAL NO. 5--AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                 INCORPORATION TO ELIMINATE PROVISIONS FOR A
                         CLASSIFIED BOARD OF DIRECTORS


     The Board of Directors of the Company has unanimously approved, subject to stockholder approval, an amendment (the "Amendment") to the Company's Certificate of Incorporation (the "Certificate of Incorporation") to eliminate Article Twelfth thereof which provides for the Board of Directors of the Company to consist of three classes of directors.

     The Company's Certificate of Incorporation currently provides that the Board of Directors be elected on a staggered basis. Under the terms of the Company's Certificate of Incorporation, the members of the Board of Directors are divided into three classes (Class I, Class II and Class III). The terms of each class of directors expire during different years. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term, so that, generally, only one-third of the total number of directors stand for election at the same time.

     If the Amendment is approved, the terms of all directors will expire annually and at each annual meeting all directors will stand for election for one-year terms. The Board believes that electing all of the directors annually, rather than in staggered terms, is generally a more desirable structure for the Board of Directors of a public company. Additionally, the Company understands that certain institutional investors view a staggered board as a mechanism which can tend to lead to the entrenchment of management. The Amendment is not being proposed in response to any specific takeover effort of which the Board is aware. The Board believes, however, that it is desirable for the shareholders to approve the Amendment at this time to provide the Company with the most flexible method for electing directors.

         If the Amendment is approved by the stockholders, the Amendment will be reflected in the Certificate of Incorporation, and will take affect when the directors are elected at the 1998 Annual Meeting.

Vote Required

     In accordance with the Certificate of Incorporation, the affirmative vote of the holders of at least 66% of the outstanding shares of Common Stock is required for the adoption of the proposed Amendment.

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 5--AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE PROVISIONS FOR A CLASSIFIED BOARD OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                              STOCKHOLDER PROPOSALS

     In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the Annual Meeting of Stockholders must be received by the Secretary of the Company by no later than if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company.


                               By Order of the Board of Directors

                               /s/ Bathsheba J. Malsheen
                               -------------------------
                               Bathsheba J. Malsheen

                               President and Chief Executive Officer


     Princeton, New Jersey
     December 18, 1997



     A copy of the Company's Annual Report on Form 10-K will be sent without charge to any stockholder requesting it in writing from: Voxware, Inc.,
Attention: Nicholas Narlis, 305 College Road East, Princeton, New Jersey 08540.

Below is the text of the Company's 1994 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1994 Stock Option Plan is set forth in bold print and the language to be deleted is set forth in brackets.


                                                                      Appendix A


                                 VOXWARE, INC.
                             1994 STOCK OPTION PLAN
                             ----------------------


     1.  PURPOSE.  The purpose of the Voxware, Inc. 1994 Stock Option Plan (the
         -------
"Plan") is to enable Voxware, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by key personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the profitability and long-term future growth of the Company.

     2.  STOCK SUBJECT TO THE PLAN.  The Company may issue and sell a total of
         -------------------------
3,200,000 [2,350,000] shares of its common stock (the "Common Stock") pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

     3.  ADMINISTRATION.  The Plan will be administered by the Board or a
         --------------
committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board (or, if there is only one director, the Committee shall consist of the sole director). Subject to the provisions of the Plan, the Board or the Committee, as the case may be, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Board or the Committee, as the case may be, as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

     4.  ELIGIBILITY.  Options may be granted under the Plan to present or
         -----------
future key employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), and to directors of and consultants to the Company or a Subsidiary who are not employees. Subject to the provisions of the Plan, the Board or the Committee, as the case may be, may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, the exercise price, restrictions on exercisability of the option and/or on the disposition of the shares of Common Stock issued upon exercise thereof, and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Code (an "Incentive Stock Option").

     5.  TERMS AND CONDITIONS OF OPTIONS.  Each option granted under the Plan
         -------------------------------
will be evidenced by a written agreement in a form approved by the Board or the

Committee. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Board or the Committee deems appropriate.

     A.  OPTION EXERCISE PRICE.  In the case of an option which is not treated
         ---------------------
as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the option is granted; and, in the case of an Incentive Stock Option, the exercise price per share may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary (a "ten percent shareholder")). For purposes hereof, the fair market value of a share of Common Stock on any date will be equal to the closing sale price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the closing of trading on such date or, if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Board or the Committee.

     B.  OPTION PERIOD.  The period during which an option may be exercised will
         -------------
be fixed by the Board or the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

     C.  EXERCISE OF OPTIONS.  Except as otherwise determined by the Board or
         -------------------
the Committee, no option will become exercisable unless the person to whom the option was granted remains in the continuous employ or service of the Company or a Subsidiary for at least six months from the date the option is granted. The Board or the Committee may determine and set forth in the option agreement any vesting or other restrictions on the exercisability of an option, subject to earlier termination of the option as provided herein. All or part of the exercisable portion of an option may be exercised at any time during the option period. An option may be exercised by transmitting to the Company (a) a written notice specifying the number of shares to be purchased, and (b) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Board or the Committee to enable the Company to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

     D.  PAYMENT OF EXERCISE PRICE.  The purchase price of shares of Common
         -------------------------
Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Board or the Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

     E.  RIGHTS AS A STOCKHOLDER.  No shares of Common Stock will be issued in
         -----------------------
respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

     F.  NONTRANSFERABILITY OF OPTIONS.  No option shall be assignable or
         -----------------------------
transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

     G.  TERMINATION OF EMPLOYMENT OR OTHER SERVICE.  Unless otherwise
         ------------------------------------------
determined by the Board or the Committee, if an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date three months after the date of such termination of employment or service, provided, however, that, if the optionee's employment or service is terminated by the Company for cause (defined below), then the option will terminate upon the date of such termination of employment or service. If an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, unless otherwise agreed by the Board or the Committee in an option agreement, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration; and, unless otherwise agreed by the Board or the Committee in an option agreement, the term "cause" means (1) failure or refusal by optionee to perform the duties of his or her employment with the Company, (2) commission by the optionee of a crime involving moral turpitude, or (3) the optionee's dishonesty or willful engagement in conduct which is injurious to the business or reputation of the Company, all as determined by the Board in its sole discretion.

     H.  OTHER PROVISIONS.  The Board or the Committee may impose such other
         ----------------
conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6.  CHANGE IN CONTROL; CAPITAL CHANGES.
         ----------------------------------

     a. Unless otherwise determined by the Board in an option agreement with respect to any particular option, if any event constituting a "Change in Control of the Company" shall occur, all options granted under the Plan which are outstanding at the time a Change of Control of the Company shall occur shall immediately become exercisable. Unless otherwise determined by the Board in an option agreement with respect to any particular option, a "Change in Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the

Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
(ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that stock ownership changes and changes in the composition of the Board will not constitute a "change in control" for purposes hereunder if and to the extent any such change occurs as a result of or in connection with a public offering of the Company's stock.

     b. In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board to the number and option exercise price per share of Common Stock which may be purchased under any outstanding options. In the case of a merger, consolidation or similar transaction which results in a replacement of the Company's Common Stock with stock of another corporation but does not constitute Change in Control of the Company, the Company will make a reasonable effort, but shall not be required, to replace any outstanding options granted under the Plan with comparable options to purchase the stock of such other corporation, or will, unless otherwise determined by the Committee or the Board in an option agreement with respect to any particular option, the Company will provide for immediate maturity of all outstanding options, with all options not being exercised within the time period specified by the Board being terminated.

     c. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

     d. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     7.  AMENDMENT AND TERMINATION OF THE PLAN.  The Board may amend or
         -------------------------------------
terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, change the minimum option price for options, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

     8.  NO RIGHTS CONFERRED.  Nothing contained herein will be deemed to give
         -------------------
any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     9.  GOVERNING LAW.  The Plan and each option agreement shall be governed by
         -------------
the laws of the State of Delaware.

     10.  DECISIONS AND DETERMINATIONS OF COMMITTEE TO BE FINAL.  Except to the
          -----------------------------------------------------
extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

     11.  TERM OF THE PLAN.  The Plan shall be effective as of the date on which
          ----------------
it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

                                                                      Appendix B

                                 VOXWARE, INC.
                  1998 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS



1.  PURPOSE.

          The purpose of this 1998 Stock Option Plan for Outside Directors (the "Plan") of Voxware, Inc. (the "Corporation") is to enable the Corporation to compensate eligible directors of the Corporation and to encourage the highest level of performance by providing such persons with a proprietary interest in the Corporation's success and progress by granting them shares of the Corporation's Common Stock, par value $.001 per share ("Common Stock").


2.  ADMINISTRATION OF THE PLAN

          The Plan will be administered by the Board or a committee (the "Committee") consisting of at least two directors appointed by and serving at the pleasure of the Board (or, if there is only one director, the Committee shall consist of the sole director). Subject to the provisions of the Plan, the Board or the Committee, as the case may be, acting in its sole and absolute discretion, will have full power and authority to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Board or the Committee, as the case may be, as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.


3.  ELIGIBILITY AND ISSUANCES.

          (a) Eligibility. Directors of the Corporation who (i) are neither officers nor employees nor consultants of the Corporation or any of its subsidiaries (other than the Chairman of the Board of Directors of the Corporation, if any, who shall be eligible if he is not otherwise an officer, employee or consultant of the Corporation) and (ii) are not affiliated with any person referred to in (i) above ("outside directors") shall be eligible to receive options to purchase Common Stock under the Plan.

     (b)  Issuances

          (i) Each outside director shall be issued an option to purchase 30,000 shares of the Corporation's Common Stock (the "Initial Option") on the date of his initial election or appointment to the Board of Directors (the "Initial Grant Date"); provided that, all outside directors elected at the 1998 Annual Meeting of Stockholders of the Corporation shall receive the Initial Option on the date of such meeting whether or not such persons served on the Board of Directors prior to such Meeting, on the following terms:

               (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Initial Option on the Initial Grant Date.

               (b) Except as provided herein, the term of an Initial Option shall be for a period of ten (10) years from the Initial Grant Date.

          (ii) In addition, each outside director shall, on the date of his re-election to the Board of Directors by the stockholders of the Corporation (the "Additional Grant Date"), if he is still an outside director on such date and has been an outside director for at least six months and has attended, either in person or by telephone, at least seventy-five percent (75%) of the meetings of the Board of Directors that were held while he was a director in the just completed calendar year, be granted an option to purchase 10,000 shares of Common Stock (the "Additional Option" and, together with the Initial Option, an "Option") on the following terms:

               (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Additional Option on the Additional Grant Date.

               (b) Except as provided herein, the term of an Additional Option shall be for a period of ten (10) years from the Additional Grant Date.

          (iii) "Fair Market Value" shall mean, for each Initial Grant Date or Additional Grant Date (collectively, a "Grant Date"), (A) if the Common Stock is listed or admitted to trading on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "ASE"), the last reported sale price of the Common Stock on such date or, if no sale takes place on such date, the closing asked prices of the Common Stock on such exchange as of such date, in each case as officially reported on the NYSE or the ASE, or
     (B) if no shares of Common Stock are then listed or admitted to trading on the NYSE or the ASE, the last reported sales price of the Common Stock on such date on the NASDAQ National Market System ("NASDAQ") or, if no shares of Common Stock are then quoted on NASDAQ, the average of the closing bid and the highest asked prices of the Common Stock on such date on NASDAQ, or, if no shares of Common Stock are then quoted on NASDAQ, the average of the highest bid and the lowest asked prices of the Common Stock on such date as reported on the over-the-counter system. If no closing bid and lowest asked prices thereof are then so quoted or published in the over-the-counter market, "Fair Market Value" shall mean the fair value per share of Common Stock determined in good faith by the Board.

          (iv) Options granted hereunder shall not be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.


4.   REGULATORY COMPLIANCE AND LISTING.

     The issuance or delivery of any Option may be postponed by the Corporation, for such period as may be required to comply with the Federal securities laws, state "blue sky" laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance or delivery of such Options and the Corporation shall not be obligated to issue or deliver any Options if the issuance or delivery of such Options would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.


5.   RESTRICTIONS ON EXERCISABILITY.

     (a) Except as provided in Section 5(b) below, each Option granted under the Plan may be exercisable as to one-twelfth of the shares issuable under such Option on the last day of each of the next 12 three-month periods following the Grant Date of such Option.

     (b) If any event constituting a "Change in Control of the Corporation" shall occur, all Options granted under the Plan, which are outstanding at the time a Change of Control of the Corporation shall occur, shall immediately become exercisable. A "Change in Control of the Corporation" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or
(ii) the stockholders of the Corporation shall approve any plan or proposal for liquidation or dissolution of the Corporation, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Corporation's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Corporation, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.


6.   CESSATION AS DIRECTOR.

     In the event that the holder of an Option granted pursuant to the Plan shall cease to be a director of the Corporation for any reason, such holder may exercise any portion of such Option that is exercisable by him at the time he ceases to be a director of the Corporation, but only to the extent such Option is exercisable as of such date, within six months after the date he ceases to be a director of the Corporation.


7.   DEATH.

     In the event that a holder of an Option granted pursuant to the Plan shall die, his beneficiary may exercise any portion of such Option that was exercisable by the deceased Optionee at the time of his death, but only to the extent such Option is exercisable as of such date, within twelve months after the date of his death.


8.   STOCK SPLITS, MERGERS, ETC.

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board, whose determination shall be final, to the number and option exercise price per share of Common Stock which may be purchased under any outstanding Options. In the case of a merger, consolidation or similar transaction which results in a replacement of the Corporation's Common Stock and stock of another corporation but does not constitute a Change in Control of the Corporation, the Corporation will make a reasonable effort, but shall not be required, to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board of Directors being terminated.

9.   TRANSFERABILITY.

     Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Section 7 and during a director's lifetime may be exercised only by him.


10.  EXERCISE OF OPTIONS.

     An optionholder electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares of Common Stock that he has elected to acquire. An optionholder shall have no rights of a stockholder with respect to shares of Common Stock covered by his Option until after the date of issuance of a stock certificate to him upon partial or complete exercise of his option.


11.  PAYMENT.

     The Option exercise price shall be payable in cash, check or in shares of Common Stock upon the exercise of the Option. If the shares of Common Stock are tendered as payment of the Option exercise price, the value of such shares shall be the Fair Market Value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Corporation shall instead return the difference in cash or by check to the employee.


12.  TERM OF PLAN.

     The Plan shall be effective as of the date on which it is approved by the stockholders of the Corporation. The Plan shall terminate 10 years from such date, and no Option shall be granted pursuant to the Plan after that date.


13.  OBLIGATION TO EXERCISE OPTION.

     The granting of an Option shall impose no obligation on the director to exercise such Option.


14.  CONTINUANCE AS DIRECTOR.

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Corporation's stockholders.

15.  AMENDMENT OF THE PLAN.

     The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that any amendment which must be approved by the stockholders of the Corporation under any applicable law, rule or regulation (including NASDAQ requirements) shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule or law.


16.  WITHHOLDING OF TAXES.

     The Corporation shall have the right, prior to the delivery of any certificate evidencing shares of Common Stock to be issued pursuant to an Option, to require the exercising outside director to remit to the Corporation an amount in cash sufficient to satisfy any Federal, state, or local tax withholding requirements.

                                 VOXWARE, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 22, 1998

     Bathsheba J. Malsheen and Kenneth H. Traub, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Voxware, Inc. held of record by the undersigned on December 17, 1997, at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Thursday, January 22, 1998, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR PROPOSAL NOS. 1, 2, 3, 4, AND 5.

1.   Proposal - Election of Directors - Nominees are:

     J. Gerard Aguilar, Andrew I. Fillat, David B. Levi, Bathsheba J. Malsheen and Richard M. Schell

          [_] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):
 _____________________________________________________________________________
          [_]  WITHHOLD AUTHORITY to vote for the listed nominees.

2. Proposal - Amendment to the Company's 1994 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 850,000 shares of Common Stock to 3,200,000 shares of Common Stock.

          [_]  FOR
          [_]  AGAINST

3. Proposal - Approval and adoption of the 1998 Stock Option Plan for Outside Directors.

          [_]  FOR
          [_]  AGAINST

4. Proposal - Approval and adoption of a plan to pay non-employee directors an annual retainer in shares of the Company's Common Stock.

          [_]  FOR
          [_]  AGAINST

5. Proposal - Amendment to the Company's Certificate of Incorporation to eliminate Article Twelfth thereof which provides for a "classified Board of Directors."

          [_]  FOR
          [_]  AGAINST

     Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.


IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                         Dated ____________________, 199_



                         ________________________________
                         Signature



                         ________________________________
                         Signature if held jointly



                         The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

                         PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.